UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 26, 2021

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

12851 Foster Street
Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A common stock, $0.01 par value	QTS	New York Stock Exchange

Preferred Stock, 7.125% Series A Cumulative Redeemable Perpetual, $0.01 par value	QTS PR A	New York Stock Exchange

Preferred Stock, 6.50% Series B Cumulative Convertible Perpetual, $0.01 par value	QTS PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)  or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

QTS Realty Trust, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) on August 26, 2021. At the Special Meeting, the Company’s common stockholders voted on three proposals, each of which is described in further detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission and first mailed to stockholders on July 21, 2021 (the “Proxy Statement”). As of the close of business on July 15, 2021, the record date for the Special Meeting, there were 76,969,583 shares of Class A Common Stock of the Company, par value $0.01 per share (“Class A common stock”), which were each entitled to one vote with respect to each proposal at the Special Meeting, and 124,481 shares of Class B Common Stock of the Company, par value $0.01 per share (“Class B common stock” and, together with the Class A common stock, the “common stock”), which were each entitled to 50 votes with respect to each proposal at the Special Meeting, outstanding and entitled to vote. A total of 63,032,701 shares of common stock were voted virtually or by proxy, representing 83.09% of the votes entitled to be cast at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. At the Special Meeting, the Company’s stockholders were asked to consider and vote on the following matters:

•	a proposal to approve the merger of the Company with and into Volt Lower Holdings LLC (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of June 7, 2021, as it may be amended from time to time, among the Company, QualityTech, LP, a Delaware limited partnership, Volt Upper Holdings LLC, a Delaware limited liability company, Volt Lower Holdings LLC, a Delaware limited liability company, and Volt Acquisition LP, a Delaware limited partnership (the “Merger Agreement”) and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”);

•	a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

•	a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

At the Special Meeting, the Company’s stockholders approved each of the proposals set forth above. Because there were sufficient votes present to approve the Merger Proposal, it was not necessary to adjourn the meeting.

The final voting results for each proposal are set forth below.

Merger Proposal

At the Special Meeting, the Company’s common stockholders voted to approve the Merger and the other transactions contemplated by the Merger Agreement. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
69,101,963	23,105	7,202

Advisory Compensation Proposal

At the Special Meeting, the Company’s common stockholders voted to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
64,616,079	4,267,715	248,476

Adjournment Proposal

At the Special Meeting, the Company’s common stockholders voted to approve a proposal for any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal:

Votes For	Votes Against	Abstentions
65,190,340	3,917,836	24,094

Because none of the proposals before the Special Meeting were “routine” matters, there were no broker non-votes occurring in connection with these proposals at the Special Meeting.

Subject to the satisfaction or waiver of all of the conditions to the closing of the Merger in the Merger Agreement, the Merger is expected to be completed on August 31, 2021.

Item 8.01	Other Events

On August 26, 2021, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of QTS Realty Trust, Inc. dated August 26, 2021.
104	Inline XBRL Taxonomy Extension Presentation Linkbase Document Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

By:	/s/ Matt N. Thomson
Matt N. Thomson
Secretary, Vice President and General Counsel

August 26, 2021